Exhibit 99.1

APPLEBEE’S FUNDING LLC

IHOP FUNDING LLC

DINE BRANDS GLOBAL, INC.

$700,000,000 SERIES 2019-1 4.194% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-I

$600,000,000 SERIES 2019-1 4.723% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-II

PURCHASE AGREEMENT

May 28, 2019

BARCLAYS CAPITAL INC.

(as an “Initial Purchaser”)

745 Seventh Avenue, 5th Floor

New York, New York 10019

CREDIT SUISSE SECURITIES (USA) LLC

(as an “Initial Purchaser”)

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Ladies and Gentlemen:

Applebee’s Funding LLC, a Delaware limited liability company (“Applebee’s Funding”) and IHOP Funding LLC, a Delaware limited liability company (“IHOP Funding”, and, together with Applebee’s Funding, the “Co-Issuers”, and each a “Co-Issuer”) propose, upon the terms and conditions set forth in this agreement (as the same may be amended or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), to jointly issue and sell to Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as the Initial Purchasers, two tranches of fixed rate senior secured notes: (A) the Series 2019-1 4.194% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) in an initial aggregate principal amount of $700,000,000 and (B) the Series 2019-1 4.723% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and, collectively with the Class A-2-I Notes, the “Class A-2 Notes”) in an initial aggregate principal amount of $600,000,000. The Class A-2 Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to the Base Indenture, dated as of August 13, 2014 (the “Original Base Indenture”), as the same shall be amended and restated pursuant to an Amended and Restated Base Indenture (the “Base Indenture”) to be dated as of the closing date of the issuance of the Class A-2 Notes hereunder (the “Closing Date”), and the Series 2019-1 Supplement thereto, dated as of the Closing Date (the “Series 2019-1 Supplement” and, together with the Base Indenture and any additional Series Supplements thereto, the “Indenture”), in each case entered into by and among the Co-Issuers and Citibank, N.A., a national banking association, as the trustee (in such capacity, the “Trustee”) and the securities intermediary thereunder. The Co-Issuers’ obligations under the Class A-2 Notes, including the due and punctual payment of interest on the Class A-2 Notes, will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Applebee’s SPV Guarantor LLC, a Delaware limited liability company, IHOP SPV Guarantor LLC, a Delaware limited liability company (together with Applebee’s SPV Guarantor LLC, the “Holding Company Guarantors” and each, a “Holding Company Guarantor”), Applebee’s Restaurants LLC, a Delaware limited liability company (“Applebee’s Restaurants”), IHOP Restaurants LLC, a Delaware limited liability company (“IHOP Restaurants”), Applebee’s Franchisor LLC, a Delaware limited liability company (the “Applebee’s Franchisor”), IHOP Franchisor LLC, a Delaware limited liability company (the “IHOP Franchisor”), IHOP Property LLC, a Delaware limited liability company (“IHOP Property”) and IHOP Leasing LLC, a Delaware limited liability company (“IHOP Leasing”, and together with the Holding Company Guarantors, Applebee’s Restaurants, IHOP Restaurants, the Applebee’s Franchisor, the IHOP Franchisor and IHOP Property, the “Guarantors” and each, a

“Guarantor” and, together with the Co-Issuers, the “Securitization Entities” and each, a “Securitization Entity”),

pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors and the Trustee (the “Guarantee and Collateral Agreement”). As used herein, the term “Class A-2 Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Class A-2 Notes from the Co-Issuers by the Initial Purchasers.

For purposes of this Agreement, (i) “Parent Companies” (and each a “Parent Company”) shall mean, collectively, Dine Brands Global, Inc. (the “Manager”), International House of Pancakes, LLC and Applebee’s International, Inc. and (ii) “Dine Brands Parties” shall mean, collectively, the Parent Companies and the Securitization Entities. For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms or incorporated by reference in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).

1.      Purchase and Resale of the Class A-2 Notes. The Class A-2 Notes will be offered and sold to the Initial Purchasers without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Co-Issuers, the Guarantors and the Manager have prepared (i) a preliminary offering memorandum, dated May 13, 2019 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Class A-2 Notes omitted from the Preliminary Offering Memorandum and certain other information, (iii) the final investor presentation, dated May 2019 and attached hereto as Exhibit I (the “Investor Presentation”), and (iv) a final offering memorandum, dated on or about May 28, 2019 (the “Offering Memorandum”), setting forth information regarding the Dine Brands Parties and the Class A-2 Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet, the Investor Presentation and the Supplementary Materials (as defined below), are collectively referred to as the “Pricing Disclosure Package”. The Co-Issuers, the Guarantors and the Manager hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Class A-2 Notes by the Initial Purchasers. “Applicable Time” means 2:22 p.m. (New York City time) on the date of this Agreement. Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Manager’s most recent Annual Report on Form 10-K and all subsequent documents filed (not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed (not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Class A-2 Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends set forth in Section 4.4 of the Series 2019-1 Supplement.

You have advised the Co-Issuers that the Initial Purchasers intend to offer and resell (the “Exempt Resales”) the Class A-2 Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (a) any individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof (collectively, a “person”) whom it reasonably believes to be a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) in transactions exempt from the registration requirements of the Securities Act, (b) outside of the United States to persons who are not “U.S. persons” as defined in Regulation S under the Securities Act (“Regulation S”) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S or (c) the Co-Issuers or any affiliate of the Co-Issuers, that, in the case of clauses (a) and (b), are not Competitors (as such term is defined in the Offering Memorandum). As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a), (b) and (c) above are referred to herein as “Eligible Purchasers”.

2.      Representations, Warranties and Agreements of the Dine Brands Parties. The Dine Brands Parties jointly and severally, represent, warrant and agree, on and as of the date hereof and the Closing Date (except as otherwise specified herein), as follows:

(a)      When the Class A-2 Notes are issued and delivered pursuant to this Agreement, such Class A-2 Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Co-Issuers or the Guarantors that are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or that are quoted in a United States automated inter-dealer quotation system.

(b)      None of the Co-Issuers, the Guarantors or the Manager is currently or will be as a result of the offer and sale of the Offered Notes and the use of proceeds therefrom (as described in the Offering Memorandum), required to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). In connection with the foregoing, the Co-Issuers are relying on an exclusion from the definition of “investment company” under Section 3(a)(1) of the Investment Company Act, although additional exemptions or exclusions may be available to the Co-Issuers.

(c)      The Co-Issuers do not constitute a “covered fund” (a “Covered Fund”) for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, otherwise known as the “Volcker Rule.”

(d)      Assuming that the representations and warranties of the Initial Purchasers in Section 3 hereof are true, the purchase and resale of the Class A-2 Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, but not including customary “tombstone” advertisements with respect to the offering and resale of the Class A-2 Notes following the Closing Date, in a form reasonably satisfactory to the Co-Issuers and in compliance with applicable law, each a “General Solicitation”) was used by the Co-Issuers, the Guarantors, the Manager, any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates and their respective representatives, as to whom the Dine Brands Parties make no representation) in connection with the offer and sale of the Class A-2 Notes.

(e)      No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Co-Issuers, the Guarantors, the Manager or any of their respective representatives (other than the Initial Purchasers and their respective affiliates and their respective representatives, as to whom the Co-Issuers, the Guarantors and the Manager make no representation) with respect to Class A-2 Notes sold outside the United States to persons who are Non-U.S. Persons, and the Co-Issuers, the Guarantors, the Manager, any of their respective affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their respective affiliates and their respective representatives, as to whom the Dine Brands Parties make no representation) has complied with the “offering restrictions” required by Rule 902 under the Securities Act.

(f)      Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains or incorporates by reference all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(g)      The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Co-Issuers, the Guarantors and the Manager for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Co-Issuers, the Guarantors or the Manager, has been overtly threatened.

(h)      The Preliminary Offering Memorandum did not, as of its date, and the Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Offering Memorandum or the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below).

(i)      The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j)      None of the Co-Issuers, the Guarantors or the Manager has made any offer to sell or solicitation of an offer to buy the Class A-2 Notes that would constitute a “free writing prospectus” (if the offering of the Class A-2 Notes were made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Initial Purchasers. Each Free Writing Offering Document and any additional information and/or materials distributed to one or more potential Noteholders by the Co-Issuers, any Guarantor or the Manager, or by the Initial Purchasers in connection with the offering and sale of the Class A-2 Notes, in each case, listed on Schedule III, are collectively referred to herein as “Supplementary Materials”; provided, that no Free Writing Offering Document or any such other additional information or materials will constitute Supplementary Materials unless (i) distributed by the Co-Issuers, any Guarantor or the Manager or (ii) unless the distribution thereof has been expressly consented to by the Initial Purchasers and the Co-Issuers (or the Manager acting on behalf of the Co-Issuers) in writing (including via email to the applicable parties).

(k)      The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of the Manager and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Dine Brands Parties believe to be reliable in all material respects.

(l)      The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)      Each of the Dine Brands Parties and their respective subsidiaries have each been duly organized, is validly existing and in good standing as a limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the financial condition, results of operations, stockholders’ or members’ equity (as applicable), properties, business or prospects of the Co-Issuers, any Guarantor, the Manager, the Parent Companies and their respective subsidiaries, taken as a whole, or (ii) the ability of any Co-Issuer, any Guarantor, the Manager or the Parent Companies to close the transactions contemplated by this Agreement on or prior to the Closing Date or to perform its obligations under this Agreement or any of the other Transaction Documents (as defined in the Offering Memorandum) (a “Material Adverse Effect”). Each of the Dine Brands Parties has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is now engaged.

(n)      The Parent Companies and their respective subsidiaries have the consolidated indebtedness for borrowed money and cash capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum as of the date specified in each such document (it being understood that such capitalization information is preliminary and not audited or reviewed, as described in such section). All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are, and upon the Closing Date, each Securitization Entity will be, owned, directly or indirectly, by a Parent Company, free and clear of any lien, charge, encumbrance or other interest which secures payment or performance of any obligation in any real or personal property, asset or other right held, owned or being purchased or acquired (collectively, “Liens”), except for Liens created by the Base Indenture or the other Transaction Documents or which constitute Permitted Liens (as such terms are defined in the Offering Memorandum).

(o)      All of the issued and outstanding limited liability company interests of International House of Pancakes, LLC are owned by the Manager, and all such limited liability company interests have been duly authorized and validly issued and are owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(p)      All of the issued and outstanding shares of capital stock of Applebee’s International, Inc. are owned by the Manager, and all such shares of the capital stock have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(q)      At the Closing Date, all of the issued and outstanding limited liability company interests of Applebee’s SPV Guarantor will be owned by Applebee’s International, Inc., and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by Applebee’s International, Inc., free and clear of all Liens, except for Permitted Liens.

(r)      At the Closing Date, all of the issued and outstanding limited liability company interests of IHOP SPV Guarantor will be owned by International House of Pancakes, LLC, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by International House of Pancakes, LLC, free and clear of all Liens, except for Permitted Liens.

(s)      At the Closing Date, all of the issued and outstanding limited liability company interests of Applebee’s Funding will be owned by Applebee’s SPV Guarantor, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(t)      At the Closing Date, all of the issued and outstanding limited liability company interests of IHOP Funding will be owned by IHOP SPV Guarantor, and all such liability company interests will have been duly authorized and validly issued and will be owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(u)      At the Closing Date, all of the issued and outstanding limited liability company interests of each of Applebee’s Restaurants and Applebee’s Franchisor will be owned by Applebee’s Funding, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the Applebee’s Funding, free and clear of all Liens, except for Permitted Liens.

(v)      At the Closing Date, all of the issued and outstanding limited liability company interests of each of IHOP Restaurants, IHOP Franchisor, IHOP Property and IHOP Leasing will be owned by IHOP Funding, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the IHOP Funding, free and clear of all Liens, except for Permitted Liens.

(w)      At the Closing Date, each of the Co-Issuers and each of the Guarantors will have all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. At the Closing Date, the Indenture will have been duly and validly authorized by the Co-Issuers and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of each Co-Issuer, enforceable against each of the Co-Issuers in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Indenture may be limited under applicable law. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 hereof, no qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Class A-2 Notes in the manner contemplated hereby or in connection with the Exempt Resales. On the Closing Date, the Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(x)      At the Closing Date, each of the Co-Issuers will have all requisite limited liability company power and authority to execute, issue, sell and perform its obligations under the Class A-2 Notes. At the Closing Date, the Class A-2 Notes will have been duly authorized by each Co-Issuer and, when duly executed by the Co-Issuers in accordance with the terms of the Indenture, assuming due authentication of the Class A-2 Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of each Co-Issuer entitled to the benefits of the Indenture, enforceable against each Co-Issuer in accordance with their terms, except that the enforceability of the Class A-2 Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Class A-2 Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(y)      At the Closing Date, each of the Guarantors will have all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Guarantee and Collateral Agreement. At the Closing Date, the Guarantee and Collateral Agreement will have been duly and validly authorized by each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that the enforceability of the Guarantee and Collateral Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Indenture or the Guarantee and Collateral Agreement may be limited under applicable law. On the Closing Date, the Guarantee and Collateral Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(z)      At the Closing Date, each of the Co-Issuers, the Guarantors and the Parent Companies and their respective subsidiaries, as applicable, will have all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under each Transaction Document (as such term is defined in the Offering Memorandum) to which it is a party. At the Closing Date, each such Transaction Document will have been duly and validly authorized by the Co-Issuers, the Guarantors and the Parent Companies and their respective subsidiaries (in each case, to the extent a party thereto), and, when executed and delivered by the Co-Issuers, the Guarantors and the Parent Companies (in each case, to the extent a party thereto), in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by any other parties thereto other than the Co-Issuers, the Guarantors and the Manager as applicable) will constitute the valid and binding obligation of the Co-Issuers, the Guarantors and the Manager (in each case, to the extent a party thereto), in accordance with the terms thereof, enforceable against it in accordance with its terms, (i) except that the enforceability of the Transaction Documents may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) except as rights to indemnification and contribution under the Transaction Documents may be limited under applicable law, and (iii) except as to covenants not to institute bankruptcy or similar proceedings may be limited under applicable law. On the Closing Date, each such Transaction Document will conform in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Offering Memorandum.

(aa)      Each of the Dine Brands Parties has all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Dine Brands Parties.

(bb)      The issue and sale of the Class A-2 Notes and the Guarantees, the execution, delivery and performance by the Dine Brands Parties (as applicable) of the Class A-2 Notes, the Guarantees, the Indenture, this Agreement and the other Transaction Documents, to the extent a party thereto, the application of the proceeds from the sale of the Class A-2 Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and by any of the foregoing will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pricing

Disclosure Package and the Offering Memorandum) to which the Dine Brands Parties or any of their respective subsidiaries is a party or by which the Dine Brands Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the Dine Brands Parties or any of their respective subsidiaries is subject, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or result in the imposition of any Liens upon any property or assets of the Co-Issuers, the Guarantors, the Manager or any of their respective subsidiaries, except for Liens created by the Base Indenture or the other Transaction Documents or Permitted Liens (as defined in the Offering Memorandum), (iii) result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents) of any of the Dine Brands Parties or any of their respective subsidiaries, or (iv) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Dine Brands Parties or any of their respective subsidiaries or any of their respective properties or assets, except, with respect to clauses (i), (ii) and (iv) above, where any such matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)      No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Dine Brands Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Class A-2 Notes and the Guarantees, the execution, delivery and performance by the Dine Brands Parties, to the extent a party thereto, of the Class A-2 Notes, the Guarantees, the Indenture, this Agreement and the Transaction Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Class A-2 Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and by any of the foregoing, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Class A-2 Notes by the Initial Purchasers, and (iii) any consent, approval, authorization, order, filing, registration or qualification with any court or governmental agency to whose jurisdiction none of the Dine Brands Parties or any subsidiary of the foregoing that is a party to the Transaction Documents is subject, in each case with respect to clauses (i) through (iii) above, if the failure to obtain such consent, approval, authorization, order, filing, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

(dd)      There are no contracts, agreements or understandings between any of the Dine Brands Parties and any person, granting such person the right to require the Dine Brands Parties to file a registration statement under the Securities Act with respect to any securities of the Dine Brands Parties owned or to be owned by such person.

(ee)      None of the Dine Brands Parties or any other person acting on behalf of the Dine Brands Parties has sold or issued any securities that would be integrated with the offering of the Class A-2 Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the United States Securities and Exchange Commission (the “Commission”).

(ff)      Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, except as described in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, none of the Dine Brands Parties or any of their respective subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, (v) other than the dividends declared by Dine Brands Global, Inc. on February 20, 2019 and May 13, 2019, declared or paid any dividend on its (A) corporate stock or shares (for any corporation), (B) shares, interests, participations, rights or other equivalents (however designated) of corporate stock (for any association or business entity), (C) partnership or membership interests (whether general or limited) (for any partnership or limited liability company) and (D) other interests or participations that confer on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (collectively, “Capital Stock”), and (vi) since such date, there has not been any change in the Capital Stock or limited liability company interests, as applicable, or long-term debt of any of the Dine Brands Parties or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Dine Brands Parties or their respective subsidiaries, in each case with respect to clauses (i) through (vi) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)      The historical consolidated financial statements of the Manager and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present in all material respects the information called for by, and have been prepared, in all material respects, in accordance with, the Commission’s rules and guidelines applicable thereto.

(hh)      The Transaction-adjusted Securitized Net Cash Flow referenced in the Pricing Disclosure Package and the Offering Memorandum has been derived from the books and records of the Dine Brands Parties in the manner described under and subject to the qualifications and limitations set forth under “Transaction-adjusted Securitized Net Cash Flow of the Securitization Entities” in the Offering Memorandum. Adjusted EBITDA, Adjusted EBITDAR and Adjusted Free Cash Flow have been derived from the financial statements and books and records of the Dine Brands Parties in the manner described and subject to the qualifications and limitations set forth under “Non-GAAP Financial Measures” in the Offering Memorandum. The assumptions used in preparing the Transaction-adjusted Securitized Net Cash Flow, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Free Cash Flow (collectively, the “Adjusted Financial Information”) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related adjustments give appropriate effect to those assumptions. The related adjustments also reflect the proper application of those adjustments to the historical financial statement amounts in the non-GAAP financial measures included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum. The non-GAAP financial measures set forth in the Pricing Disclosure Package and the Offering Memorandum have been prepared on a basis consistent with the relevant historical financial statements. The Adjusted Financial Information gives effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Adjusted Financial Information. The non-GAAP financial measures that are incorporated by reference or presented in the Pricing Disclosure Package and the Offering Memorandum comply with Item 10(e)(i) of Regulation S-K and have been calculated based on amounts derived from the financial statements and books and records of the Dine Brands Parties, and the Dine Brands Parties believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.

(ii)      Ernst & Young LLP, who have audited certain financial statements of the Manager and its subsidiaries and whose report is incorporated by reference into the Pricing Disclosure Package and the Offering Memorandum and who have delivered the initial letter referred to in Section 7(n) hereof, (x) are independent registered public accountants with respect to the Manager and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (y) is an independent public accounting firm with respect to the Co-Issuers as of the date hereof.

(jj)      FTI Consulting, Inc., who has delivered the initial letter referred to in Section 7(p) hereof, was, as of the date of such report, and is, as of the date hereof, an independent evaluation consultant with respect to the Dine Brands Parties.

(kk)      The Manager and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Manager’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Manager and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Manager’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Manager’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Manager and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Manager, there were no material weaknesses in the Manager’s internal controls.

(ll)      (i) The Manager and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Manager and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Manager and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm)      Each of the Co-Issuers, the Guarantors and the Manager has good and marketable title to all property owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) Permitted Liens, and (iii) such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Co-Issuers, the Guarantors and the Manager are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)       Any property subject to any Transaction Document that grants a Lien to secure any obligations under the Indenture or the Guarantee and Collateral Agreement (“Collateral”) is owned with good title by one of the Co-Issuers or a Guarantor, free and clear of all Liens other than Permitted Liens. As of the Closing Date, the Base Indenture and the Guarantee and Collateral Agreement will be effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties as required thereunder, which Lien on the Collateral will have been perfected to the extent recognized by applicable law (as described in, and subject to any exceptions to be set forth in, the Base Indenture or the Guarantee and Collateral Agreement) and will be prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from the Co-Issuers and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. Except as described in the Offering Memorandum, each of the Co-Issuers and the Guarantors will have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.

(oo)      Other than the security interests granted to the Trustee under the Base Indenture, pursuant to the Guarantee and Collateral Agreement and the other Transaction Documents or any other Permitted Lien, none of the Dine Brands Parties or any of their respective subsidiaries shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that has been or will be released on or prior to the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Base Indenture or the Guarantee and Collateral Agreement). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Co-Issuers, any Guarantor, the Manager, the Parent Companies or any of their respective subsidiaries and listing such person as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction except (i) in respect of Permitted Liens or other precautionary Liens granted in connection with the Contribution Agreements (together with any precautionary UCC-1 financing statement filings or precautionary notice filings with the United States Patent and Trademark Office and the United States Copyright Office), (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such person in favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such person has authorized any such filing.

(pp)      The Dine Brands Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility (or self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance of the Dine Brands Parties and each of their respective subsidiaries are in full force and effect; the Dine Brands Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Dine Brands Parties and each of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Dine Brands Parties or each of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; and none of the Dine Brands Parties or any such subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)      No relationship, direct or indirect, that would be required to be described in a registration statement of the Manager pursuant to Item 404 of Regulation S-K, exists between or among any of the Dine Brands Parties and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Dine Brands Parties and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(rr)      The Dine Brands Parties and each of their respective subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Dine Brands Parties and their respective subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Dine Brands Parties has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course with only such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)      (i) The Dine Brands Parties and each of their respective subsidiaries own or possess valid and adequate rights to use all patents and patent applications; trademarks, service marks, trade names, trademark registrations, service mark registrations and goodwill arising therefrom; copyrights and works of authorship; rights in software and computer programs, including in both source code and object code therefor, data, databases, data collections, documentation, systems and technology; rights of privacy and publicity; rights in social media usernames and accounts; know-how, trade secrets, recipes and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures; and all other intellectual, proprietary or industrial property rights (collectively, the “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted and none of the foregoing will be adversely affected by the consummation of the transactions contemplated hereby;

(i)      (ii) the Dine Brands Parties exclusively own free and clear of all Liens, other than Permitted Liens, all Intellectual Property described in the Pricing Disclosure Package and the Final Offering Memorandum as being owned by them or that is otherwise purported to be owned by them (“Company Intellectual Property”);

(iii)       there are no third parties who own or possess any right, title or interest in or to any Company Intellectual Property, except as specifically disclosed in the Pricing Disclosure Package and the Final Offering Memorandum;

(iv)       to the Dine Brands Parties’ knowledge, there is and has been no infringement, dilution, misappropriation or other violation (A) by third parties of any Company Intellectual Property or (B) by any Dine Brands Party (including by the operation of its respective businesses or its products or services) of any Intellectual Property rights of any third party, except as specifically disclosed in the Pricing Disclosure Package and the Final Offering Memorandum;

(v)       except as specifically disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there is no pending action, suit, investigation, or proceeding or, to the Dine Brands Parties’ knowledge, threatened claim by others: (x) challenging the validity or enforceability of or Dine Brands Parties’ use of or rights in or to any Company Intellectual Property; (y) alleging any violation of any applicable laws, regulations, policies or industry standards regarding data privacy, data security or personally identifiable information or data; or (z) asserting that any of the Dine Brands Parties, the operation of their respective businesses or their products or services has infringed, diluted, misappropriated or otherwise violated or currently infringes, dilutes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service of the Dine Brands Parties or any of their subsidiaries described in the Pricing Disclosure Package and the Final Offering Memorandum as under development, infringe, dilute, misappropriate or otherwise violate, any Intellectual Property right of others;

(vi)       as of the Closing Date, (A) the Securitization Entities will exclusively own all of the Intellectual Property necessary to conduct their business as conducted by the Dine Brands Parties immediately prior to the Closing Date and (B) the Securitization Entities will solely and exclusively own all Securitization IP and no Non-Securitization Entity will own any Intellectual Property otherwise necessary for the operation of the businesses as conducted by the Dine Brands Parties immediately prior to the Closing Date;

(vii)       except as specifically disclosed in the Final Offering Memorandum, the Dine Brands Parties are in compliance in all material respects with all applicable laws, regulations, policies and industry standards regarding data privacy, data security or personally identifiable information or data;

(viii)       the Dine Brands Parties have taken commercially reasonable measures consistent with industry standards to protect the confidentiality of their trade secrets (including all trade secrets and confidential information included in the Securitization IP); and

(ix)       to the Dine Brands Parties’ knowledge, no trade secrets and confidential information included in the Securitization IP have been disclosed or released to any third party except pursuant to commercially reasonable nondisclosure agreements protecting the secrecy thereof;

in each case with respect to clauses (i)-(ix) above except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)      There are no legal or governmental proceedings pending to which the Dine Brands Parties or any of their respective subsidiaries is a party or of which any property or assets of the Dine Brands Parties or any of their respective subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Co-Issuers’, each Guarantor’s, the Manager’s and the Parent Companies’ knowledge, no such proceedings are threatened by governmental authorities or others.

(uu)      [Reserved].

(vv)      [Reserved].

(ww)      No labor disturbance by or dispute with the employees of the Dine Brands Parties or any of their respective subsidiaries exists or, to the knowledge of the Dine Brands Parties or any of their respective subsidiaries, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xx)      (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, described in the Pricing Disclosure Package for which any of the Dine Brands Parties or any member of any organization (each a “Controlled Group”) that, together with any member of the Dine Brands Parties, would be treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), or that is under “common control” with any member of the Dine Brands

Parties under Section 4001 of ERISA, with respect to such entity would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred or is reasonably expected to occur with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) except as disclosed in the Pricing Disclosure Package, with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur and (C) none of the Dine Brands Parties or any members of each respective Controlled Group has incurred, nor do any of the Dine Brands Parties or members of each respective Controlled Group reasonably expect to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iv) to the knowledge of the Dine Brands Parties, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, nor do any of the Dine Brands Parties reasonably expect any event to occur, whether by action or by failure to act, which would cause the loss of such qualification, (v) there are no actions, suits or claims pending or, to the knowledge of the Dine Brands Parties, threatened, other than routine claims for benefits with respect to any Plan, (vi) there are no pending or, to the knowledge of the Dine Brands Parties, threatened claims against any non-third party fiduciary of any Plan (and, to the knowledge of the Dine Brands Parties, any third party fiduciary of any Plan), in each case with respect to the Plan, and (vii) there is no audit or, to the knowledge of the Dine Brands Parties, investigation by the Internal Revenue Service, Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental body is pending or, to the knowledge of the Dine Brands Parties, threatened, in each case with respect to any Plan, except, with respect to clauses (i) through (vii) above, to the extent any of the foregoing could not in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy)      The Dine Brands Parties have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes shown on such returns as required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or except as is currently being contested in good faith and for which reserves have been established as required by the generally accepted accounting principles (“GAAP”)), and no tax deficiency has been determined adversely to any of the Dine Brands Parties, nor does any of the Dine Brands Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any of the Dine Brands Parties, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz)      There are no transfer taxes or other similar fees or charges under federal tax law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Co-Issuers or sale by the Co-Issuers of the Class A-2 Notes.

(aaa)      None of the Dine Brands Parties or any of their respective subsidiaries (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in each of clauses (ii) and (iii) above, to the extent any such violation, conflict, breach, violation, failure or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb)      None of the Dine Brands Parties or, to the knowledge of any the Dine Brands Parties, any affiliate, director, officer, manager, member agent, employee or other person acting on behalf of any of the Dine Brands Parties, has: (i) used any corporate or company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic or “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or foreign government employee from corporate or company funds; (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the FCPA, the U.K. Bribery Act 2010, or any other similar law or statute of any other jurisdiction in which it operates its business, including, in each case, the rules and regulations thereunder; or (iv) otherwise made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment.

(ccc)      Except as would not reasonably be expected to have a Material Adverse Effect:

(i)      the Dine Brands Parties and each of their respective affiliates: (a) are in compliance with all applicable Environmental Laws, (b) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and (c) are in compliance with all of their Environmental Permits;

(ii)      any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances that are regulated pursuant to any applicable Environmental Law (collectively, “Materials of Environmental Concern”) are not present at, on, under or in any real property now or formerly owned, leased or operated by any Co-Issuer, Parent Company, the Manager, any Guarantor or any of their respective affiliates, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which would reasonably be expected to (x) give rise to liability of any Co-Issuer, Parent Company or Guarantor or any of their respective affiliates under any applicable Environmental Law, (y) interfere with any Co-Issuer’s, any Parent Company’s, any Guarantor’s, the Manager’s or any of their respective affiliates’ continued operations or (z) impair the fair saleable value of any real property owned by any Co-Issuer, any Parent Company, any Guarantor, the Manager or any of their respective affiliates;

(iii)      there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Co-Issuer, any Parent Company, the Manager, any Guarantor or any of their respective affiliates is, or to the knowledge of the Co-Issuers, the Parent Companies, the Manager, the Guarantors or any of their respective affiliates will be, named as a party that is pending or, to the knowledge of any Co-Issuer, the Parent Companies, the Manager, the Guarantors or any of their respective affiliates, threatened;

(iv)      none of the Dine Brands Parties or any of their affiliates has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(v)      none of the Dine Brands Parties or any of their affiliates has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, in each case, that would be expected to result in ongoing obligations or costs relating to compliance with or liability under any Environmental Law; and

(vi)      none of the Dine Brands Parties or any of their affiliates has assumed or retained, by contract or conduct, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(ddd)      None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Class A-2 Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(eee)      The statements made in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Class A-2 Notes, the Guarantees and the Indenture, and under the captions “Description of Dine Brands Global’s Business”, “Management of the Manager”, “Certain Relationships and Related-Party Transactions”, “Description of the Securitization Entities”, “Characteristics of Certain Franchised Restaurants and Company Restaurants”, “Description of the Franchise Arrangements”, “Description of the Product Sourcing Arrangements”, “Description of the Manager and the Management Agreement”, “Description of the Servicer and the Servicing Agreement”, “Description of the Back-Up Manager and the Back-Up Management Agreement”, “Description of the Contribution Agreements”, “Description of the IP License Agreements”, “Description of the Real Estate Assets”, “Certain Legal Aspects of the Franchise Arrangements”, “Certain U.S. Federal Income Tax Consequences”, “Certain ERISA and Related Considerations” and “Transfer Restrictions”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(fff)      The Dine Brands Parties and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Dine Brands Parties in connection with the offering of the Class A-2 Notes.

(ggg)      Since December 31, 2018, the date of the most recent balance sheet of the Manager and its consolidated subsidiaries reviewed or audited by Ernst &Young LLP and the audit committee of the board of directors of the Manager, (i) the Manager has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could adversely and materially affect the ability of the Manager or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of the Manager and each of its subsidiaries or that is otherwise material to the Manager and its subsidiaries; and (ii) there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(hhh)      There is and has been no material failure on the part of the Manager and any of the Manager’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(iii)      No subsidiary of the Co-Issuers is currently prohibited, directly or indirectly, from paying any dividends to its parent Co-Issuer, from making any other distribution on such subsidiary’s Capital Stock, from repaying its parent Co-Issuer any loans or advances to such subsidiary from its parent Co-Issuer or from transferring any of such subsidiary’s property or assets to its parent Co-Issuer or any other subsidiary of its parent Co-Issuer, except as described in the Pricing Disclosure Package, the Offering Memorandum and the Transaction Documents.

(jjj)      Neither of the Co-Issuers is currently prohibited, directly or indirectly, from paying any dividends to its respective parent Guarantor, from making any other distribution on its Capital Stock, from repaying to its respective parent Guarantor any loans or advances from such parent Guarantor, or from transferring any of its property or assets to its parent Guarantor, except as described in the Pricing Disclosure Package, the Offering Memorandum and the Transaction Documents.

(kkk)      None of the Dine Brands Parties or any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, in each case, except for any violation that could not reasonably be expected to have a Material Adverse Effect.

(lll)      The operations of the Dine Brands Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Dine Brands Parties or their assets (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Dine Brands Parties or their respective subsidiaries with respect to the Money Laundering Laws has been initiated or, to the knowledge of the Parent Companies, is threatened or pending.

(mmm)      None of the Dine Brands Parties or any of their respective subsidiaries nor, to the knowledge of any of the Dine Brands Parties, any director, manager, member, officer, employee, agent acting on behalf of a Dine Brands Party or affiliate of any of the Dine Brands Parties or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Dine Brands Parties will not directly or indirectly use the proceeds of the offering of the Class A-2 Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of making payments in violation of U.S. sanctions administered by OFAC.

(nnn)      Immediately after the consummation of the transactions contemplated by this Agreement, the Securitization Entities taken as a whole and each Parent Company will be Solvent; provided, that in the case of each Securitization Entity, the liabilities of the other Securitization Entities with respect to debts, liabilities and obligations for which such Securitization Entity is jointly and severally liable shall be taken into account. As used in this Agreement, the term “Solvent” means, with respect to the Securitization Entities taken as a whole and each Parent Company, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would reasonably be likely to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ooo)      None of the Dine Brands Parties or any of their respective subsidiaries have participated in a plan or scheme to evade the registration requirements of the Securities Act through the sale of the Class A-2 Notes or the Guarantees pursuant to Regulation S.

(ppp)      The Co-Issuers represent that, based on (i) disclosure under the sections entitled “Notice to Investors” and “Transfer Restrictions” in the Offering Memorandum, (ii) the inclusion in the Class A-2 Notes of the legend set forth in Section 4.4 of the Series 2019-1 Supplement and (iii) the representations, warranties and agreements of the Initial Purchasers contained herein, it has a reasonable belief that the sale of the Class A-2 Notes to the Initial Purchasers and subsequent transfers will be limited to Eligible Purchasers.

(qqq)      None of the Dine Brands Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Class A-2 Notes.

(rrr)      The Dine Brands Parties and their respective affiliates have not taken any action or omitted to take any action (such as issuing any press release relating to the Class A-2 Notes without an appropriate legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority under the Financial Services and Markets Act 2000, as amended (the “FSMA”).

(sss)      No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(ttt)      [Reserved].

(uuu)      (i) The Manager has provided a 17g-5 Representation to S&P Global Ratings (“S&P”) (the “Rating Agency”) in the engagement letters entered into with S&P; (ii) an executed copy of the engagement letter delivered to the Rating Agency setting forth the 17g-5 Representation has been delivered to the Initial Purchasers; and (iii) the Co-Issuers, each Guarantor and Manager has complied and will in the future comply in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation relating to Rule 17g-5 under the Exchange Act provided to S&P in such organization’s engagement letter that satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act.

(vvv)      Payments on the Class A-2 Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.

Any certificate signed by any officer of the Manager or any Parent Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offer of the Class A-2 Notes shall be deemed a representation and warranty by the Manager or such Parent Company, as to the matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).

Any certificate signed by any officer of any Co-Issuer or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offer of the Class A-2 Notes shall be deemed a representation and warranty by such Co-Issuer or Guarantor, as to the matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).

3.      Purchase of the Class A-2 Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell; Amendments to Certain Transaction Documents on the Closing Date.

(a)      The Co-Issuers hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of each of the Dine Brands Parties contained herein and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees to purchase from the Co-Issuers the principal amount of Class A-2 Notes not to exceed the amounts and at the price indicated on Schedule I. The Co-Issuers and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)      Each Initial Purchaser, severally and not jointly, hereby represents and warrants to each of the Co-Issuers that it will offer the Class A-2 Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, each of the Dine Brands Parties on the basis of the representations, warranties and agreements of the Dine Brands Parties, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Class A-2 Notes; (ii) in connection with the Exempt Resales, will solicit offers to buy the Class A-2 Notes only from, and will offer to sell the Class A-2 Notes only to, the Eligible Purchasers in accordance with this Agreement; and (iii) will not offer or sell the Class A-2 Notes, nor has it offered or sold the Class A-2 Notes by, or otherwise engaged in, any form of General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Class A-2 Notes. The Initial Purchasers have advised the Co-Issuers that they will offer the Class A-2 Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Class A-2 Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c)      Each Initial Purchaser, severally and not jointly, represents and warrants to the Co-Issuers that:

(i)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A-2 Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A-2 Notes in circumstances in which section 21(1) of the FSMA does not apply to the Co-Issuers or the Guarantors; and

(ii)      it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Class A-2 Notes to any retail investor in the European

Economic Area. For these purposes, (x) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended) (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded) and (y) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A-2 Notes so as to enable an investor to decide to purchase or subscribe for the Class A-2 Notes.

(d)      Each Initial Purchaser hereby acknowledges and agrees that it has not, and prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Class A-2 Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Class A-2 Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and the Supplementary Materials, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Supplementary Materials, (iii) any written communication prepared by such Initial Purchaser and approved by the Co-Issuers in writing or (iv) any written communication relating to or that contains the terms of the Class A-2 Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or the Supplementary Materials.

(e)      Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Class A-2 Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Co-Issuers and their counsel deem necessary).

(f)      Each Initial Purchaser, severally and not jointly, represents and agrees that it has not provided, and will not provide, orally or in writing, any Rating Information (as defined below) to either Rating Agency or any other nationally recognized statistical rating organization without the same being posted to the website being maintained in connection with the Class A-2 Notes and Rule 17g-5. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a nationally recognized statistical rating organization that could reasonably be determined to be relevant to (i) determining the initial credit rating for the Class A-2 Notes, including information about the characteristics of the Co-Issuers, the Manager or the Securitization Entities and the legal structure of the Class A-2 Notes, as contemplated by Rule 17g-5(a)(3)(iii)(C), and (ii) undertaking credit rating surveillance on the Class A-2 Notes, including information about the characteristics and performance of the Co-Issuers, the Manager or the Securitization Entities, as contemplated by Rule 17g-5(a)(3)(iii)(D).

(g)      The Initial Purchasers will constitute the Noteholders under the Original Base Indenture as amended and restated in the form of the Base Indenture immediately following the issuance of the Class A-2 Notes on the Closing Date, and each Initial Purchaser, in such capacity as a sole Noteholder hereby consents and agrees to the amendment or amendment and restatement, as applicable, on the Closing Date of the Base Indenture and those other Transaction Documents to be amended or amended and restated to reflect the terms and conditions set forth in the Offering Memorandum.

Each Initial Purchaser understands that the Co-Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d), (e), (f), (g), (h), (i), (j), (k), (l) and (m) hereof, counsel to the Co-Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and such Initial Purchaser hereby consents to such reliance.

4.      Delivery of the Class A-2 Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Class A-2 Notes shall be made on the Closing Date. The place of closing for the Class A-2 Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Co-Issuers.

The Class A-2 Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for DTC, against payment by or on behalf of each Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Class A-2 Notes to the account of such Initial Purchaser at DTC. The Class A-2 Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC.

5.      Agreements of the Dine Brands Parties. The Dine Brands Parties jointly and severally, agree with the Initial Purchasers as follows for so long as the Class A-2 Notes remain Outstanding:

(a)      The Dine Brands Parties shall promptly furnish to the Initial Purchasers, without charge, as promptly as practicable after the date of the Offering Memorandum within a period not to exceed five Business Days, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request, provided that such obligation may be satisfied by delivery of the Offering Memorandum and any such supplements and amendments by electronic means, including by e-mail delivery of a PDF file.

(b)      The Dine Brands Parties shall provide to the Initial Purchasers, without charge, during the period from the date of this Agreement until the earlier of (i) 60 days from the date of this Agreement and (ii) such date as of which all of the Class A-2 Notes shall have been sold by the Initial Purchasers (such period, the “Offering Period”), as many copies of the Offering Memorandum and any supplements and amendments thereto, as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the Offering Memorandum in respect of printed copies in excess of one hundred (100) requested copies, and any such supplements and amendments by electronic means, including by e-mail delivery of a PDF file.

(c)      The Dine Brands Parties shall prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum, of which the Initial Purchasers shall not previously have been advised or to which any Initial Purchaser shall reasonably object in a timely manner after being so advised.

(d)      The Co-Issuers shall (i) advise the Initial Purchasers promptly of (x) any order of the Commission preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or (y) any suspension of the qualification of the Class A-2 Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(e)      The Dine Brands Parties consent to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Class A-2 Notes are offered by the Initial Purchasers and by all dealers to whom Class A-2 Notes may be sold, in connection with the offering and sale of the Class A-2 Notes.

(f)      If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of the Co-Issuers, the Manager, any of the Guarantors or the Parent Companies or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the

Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Dine Brands Parties will as promptly as reasonably practicable prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof, provided that such obligation may be satisfied by delivery thereof by electronic means, including by e-mail delivery of a PDF file.

(g)      None of the Dine Brands Parties will make any offer to sell or solicitation of an offer to buy the Class A-2 Notes that would constitute a Free Writing Offering Document without the prior consent of each Initial Purchaser, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Co-Issuers will give notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, the Co-Issuers, the Guarantors and the Manager will prepare and furnish without charge to the Initial Purchasers a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(h)      Promptly from time to time, the Co-Issuers, the Guarantors and the Manager shall take such action as the Initial Purchasers may reasonably request to qualify the Class A-2 Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request, to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Class A-2 Notes and to arrange for the determination of the eligibility for investment of the Class A-2 Notes under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that in connection therewith none of the Co-Issuers, the Guarantors or the Manager shall be required to (i) qualify as a foreign corporation or limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)      For a period commencing from the date hereof until the earlier of (x) such date as of which all of the Class A-2 Notes shall have been sold by the Initial Purchasers and (y) sixty (60) days after the Closing Date, the Dine Brands Parties agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Dine Brands Parties substantially similar to the Class A-2 Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of the Initial Purchasers; provided, that this Section 5(i) shall not apply to (x) any loans made or letters of credit issued from time to time pursuant to the Class A-1 Note Purchase Agreement, to be dated on or about the Closing Date, by and among the Securitization Entities, the Manager, certain conduit investors, certain financial institutions, certain funding agents, and certain other parties, or (y) any other replacements, extensions and renewals of existing permitted indebtedness and any short-term working capital facilities, letters of credit, capital leases, purchase money indebtedness and equipment financings, in each case incurred in the ordinary course of business.

(j)      So long as any of the Class A-2 Notes are outstanding and so long as such information is required to be provided under the Indenture, the Co-Issuers, the Guarantors and the Manager will furnish to the Initial Purchasers, and upon request, to holders of the Class A-2 Notes and prospective purchasers of the Class A-2 Notes that agree to certain confidentiality obligations, the information required by Rule 144A(d)(4) under the Securities Act in connection therewith; provided that so long as the information referred to above is publicly available on the Manager’s website or has been filed with or furnished to the Commission by the Manager or the Co-Issuers, then the Co-Issuers, the Guarantors and the Manager shall be deemed to comply with this Section 5(j).

(k)      The Co-Issuers will apply the net proceeds from the sale of the Class A-2 Notes to be sold by the Co-Issuers hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”.

(l)      The Dine Brands Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Co-Issuers or the Guarantors in connection with the offering of the Class A-2 Notes.

(m)      The Co-Issuers, the Guarantors and the Manager will use their commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement in the United States through The Depositary Trust Company (“DTC”) and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(n)      The Co-Issuers and each of the Guarantors (or the Manager acting on behalf of the Co-Issuers and each of the Guarantors) shall, after the Closing Date, complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by Sections 8.11 and 8.25 of the Base Indenture and Sections 3.5 and 5.3 of the Guarantee and Collateral Agreement.

(o)      The Dine Brands Parties will not, and will not cause their respective affiliates to, engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act.

(p)      The Dine Brands Parties will, and will cause their respective affiliates to, comply with and implement the “offering restrictions” required by Rule 902 under the Securities Act.

(q)      The Dine Brands Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Class A-2 Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the initial resale to Eligible Purchasers of the Class A-2 Notes. The Dine Brands Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Class A-2 Notes or any substantially similar security issued by the Dine Brands Parties within 180 days subsequent to the date on which the distribution of the Class A-2 Notes has been completed (as notified to the Co-Issuers by the Initial Purchasers) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Class A-2 Notes in the United States and to U.S. Persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A or Regulations D or S of the Securities Act.

(r)      The Co-Issuers agree to comply with all agreements set forth in the representation letters of the Co-Issuers to DTC relating to the approval of the Class A-2 Notes by DTC for “book entry” transfer.

(s)      The Dine Brands Parties will do and perform all things reasonably required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to each Initial Purchaser’s obligations hereunder to purchase the Class A-2 Notes.

(t)      During the Offering Period, the Dine Brands Parties will not solicit any offer to buy from or offer to sell to any person any Class A-2 Notes except through the Initial Purchasers. To the extent that the Offering Period continues beyond the Closing Date, the Initial Purchasers will provide the Co-Issuers and the Manager written notice of the conclusion of the Offering Period.

(u)      The Dine Brands Parties, any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates and representatives, as to whom the Dine Brands Parties make no covenant) will not engage in any form of General Solicitation in connection with the offer and sale of the Class A-2 Notes.

(v)      The Dine Brands Parties will take such steps as shall be necessary to ensure that no such Dine Brands Party becomes required to register as an “investment company” within the meaning of such term under the Investment Company Act.

(w)      None of the Dine Brands Parties will take any action which would result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority under the FSMA. The Dine Brands Parties hereby authorize the Initial Purchasers to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

(x)      To the extent that the ratings to be provided with respect to the Class A-2 Notes as set forth in the Pricing Disclosure Package by the Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Dine Brands Parties or any of their respective affiliates, the Dine Brands Parties and any of their respective affiliates agree to furnish such documents and take any such other action, in each case, that is reasonably requested by the Rating Agency.

(y)      The Dine Brands Parties consent to the use by the Initial Purchasers of a Free Writing Offering Document that (i) contains only (A) information describing the preliminary terms of the Class A-2 Notes or their offering or (B) information that describes the final terms of the Class A-2 Notes or their offering and that is included in the Pricing Term Sheet or is included in or is subsequently included in the Offering Memorandum or (ii) does not contain any material information about the Co-Issuers and the Guarantors or their securities that was provided by or on behalf of the Co-Issuers and the Guarantors, it being understood and agreed that any such Free Writing Offering Document referred to in clause (i) or (ii) shall not be a Free Writing Offering Document for purposes of this Agreement.

(z)      The Dine Brands Parties shall comply, and shall cause all of their affiliates to comply, in all material respects with Rule 17g-5 under the Exchange Act and the 17g-5 Representation.

(aa)      The Dine Brands Parties shall take all necessary and appropriate action to terminate and discharge all of the obligations of the Manager and its affiliates, as of the Closing Date, (x) under the Indenture, dated as of September 30, 2014 and entered into among the Co-Issuers and Citibank, N.A., a national banking association, as trustee and as securities intermediary with respect to the Series 2014-l Variable Funding Notes, Class A-l and Series 2014-1 4.277% Fixed Rate Senior Secured Notes, Class A-2 (the “2014 Notes”)(the “2014 Indenture”) and (y) under the Class A-1 Purchase Agreement, dated as of September 5, 2018 and entered into among the Co-Issuers, the Guarantors, certain conduit investors, certain committed note purchasers, certain funding agents and Barclays Bank PLC, as L/C Provider, as Swingline Lender and as Administrative Agent with respect to the Series 2018-1 Variable Funding Senior Notes, Class A-1.

(bb)      The Co-Issuers, the Guarantors and the Manager will not become a Covered Fund.

6.      Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Dine Brands Parties jointly and severally, agree to pay all reasonable out-of-pocket costs and expenses incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Co-Issuers’, the Guarantors’, the Manager’s and the Parent Companies’ accountants, other experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Transaction Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Co-Issuers of the Class A-2 Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Class A-2 Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may reasonably designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Class A-2 Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Initial Purchasers pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of one primary counsel to the Initial Purchasers not in excess of the amounts set forth in that certain Engagement Letter, dated as of July 25, 2018, as amended pursuant to a letter agreement dated August 16, 2018, by and between Dine Brands Global, Inc. and Barclays Capital Inc., and of any local counsel to the Initial Purchasers engaged in connection with the transaction, the fees of outside accountants, the costs of any diligence service and the fees of any other third party service provider or advisor retained by the Initial Purchasers with the prior approval of the Co-Issuers (not to be unreasonably withheld); (i) the custody of the Class A-2 Notes and the approval of the Class A-2 Notes by DTC for “book-entry” transfer; (j) the rating of the Class A-2 Notes by each of the Rating Agencies; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Class A-2 Notes, the Guarantees, the Transaction Documents or the Servicing Agreement; (l) the performance by the Dine Brands Parties of their other obligations under this Agreement and under the Transaction Documents which are not otherwise specifically provided for in this Section 6; (m) all reasonable travel expenses (including expenses related to chartered aircraft) of the Initial Purchasers and the Co-Issuers’, the Guarantors’, the Manager’s and the Parent Companies’ officers and employees and any other reasonable expenses of the Initial Purchasers, the Dine Brands Parties in connection with attending or hosting meetings with prospective purchasers of the Class A-2 Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5; (o) all sales, use and other similar taxes (for the avoidance of doubt, other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Class A-2 Notes, the Guarantees, the Servicing Agreement or the Transaction Documents; and (p) all reasonable expenses related to the data room established by or on behalf of the Securitization Entities and the Manager to facilitate due diligence review of the Securitization Entities and the offer and sale of the Notes. All amounts payable pursuant to this Section 6 shall be paid promptly but in any event within thirty (30) days following delivery of an invoice therefor by any of the Initial Purchasers to the Co-Issuers. All amounts payable hereunder shall be payable in U.S. Dollars unless otherwise agreed.

7.      Conditions to Initial Purchasers’ Obligations. The obligations of the Initial Purchasers hereunder are subject (i) to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Dine Brands Parties contained herein, (ii) to the accuracy of the statements of the Parent Companies, the Co-Issuers, the Manager, the Guarantors and each of their respective officers made in any certificate delivered pursuant hereto, (iii) to the performance by the Dine Brands Parties of their respective obligations hereunder and (iv) to each of the following additional terms and conditions:

(a)      The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

(b)      The Initial Purchasers shall not have discovered and disclosed to the Co-Issuers on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of King & Spalding LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(c)      All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Class A-2 Notes, the Guarantees, the Indenture, the Transaction Documents, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Parent Companies, the Co-Issuers, the Guarantors and the Manager shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)      Morris, Nichols, Arsht & Tunnell LLP, as Delaware counsel to the Co-Issuers, the Guarantors, the Manager and those Parent Companies that are organized under Delaware law, shall have furnished to the Initial Purchasers written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date.

(e)      Sidley Austin LLP, as counsel to the Dine Brands Parties, shall have furnished to the Initial Purchasers written opinions that are customary for transactions of this type, including in respect of corporate, securities and investment company act matters, security interest matters, “true contribution” and “non-consolidation” matters and tax matters, in each case reasonably satisfactory in form and substance to counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date.

(f)      Plave Koch PLC, as franchise counsel to the Dine Brands Parties, shall have furnished to the Initial Purchasers written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date.

(g)      Shook, Hardy & Bacon L.L.P., as Kansas counsel to Applebee’s Services, Inc., shall have furnished to the Initial Purchasers a written opinion customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date.

(h)      Dentons US LLP, as counsel to the Trustee, shall have furnished to the Initial Purchasers written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated the Closing Date.

(i)      The Initial Purchasers shall have received an opinion and negative assurance letter of Andrascik & Tita LLC, counsel to the Servicer, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

(j)      The Initial Purchasers shall have received an opinion of in-house counsel to the Back-Up Manager, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

(k)      The Initial Purchasers shall have been provided, addressed to the Initial Purchasers, in addition to the other opinions and letters provided for in this Section 7, with any other opinions that have been addressed to the Rating Agencies in connection with the transactions contemplated herein.

(l)      The Initial Purchasers shall have received from Sidley Austin LLP, counsel to the Co-Issuers, the Guarantors and the Manager, a negative assurance letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel.

(m)      The Initial Purchasers shall have received from King & Spalding LLP, counsel for the Initial Purchasers, such opinion or opinions or negative assurance letters, dated as of the Closing Date, with respect to the issuance and sale of the Class A-2 Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Co-Issuers, the Guarantors and the Manager shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(n)      At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a “comfort letter”, in form and substance reasonably satisfactory to the Initial Purchasers, and addressed to the Initial Purchasers, and dated the date hereof (i) confirming that they are independent public accountants with respect to the Manager and its subsidiaries (including, for the avoidance of doubt, the Manager) under the “Independence Rule” of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the Applicable Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters covered therein and (iii) covering such other matters as agreed to by the Initial Purchasers and Ernst & Young LLP.

(o)      With respect to the “comfort letter” of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), Ernst & Young LLP shall have furnished to the Initial Purchasers a “bring-down letter”, addressed to the Initial Purchasers and dated the Closing Date (A) confirming that they are independent public accountants with respect to the Manager and its subsidiaries under the “Independence Rule” of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings and (B) containing agreed-upon bring-down and subsequent events procedures language covering the post-pricing period reasonably requested by the Initial Purchasers (consistent with applicable professional auditing standards) to the reasonable satisfaction of the Initial Purchasers.

(p)      At the time of execution of this Agreement, the Initial Purchasers shall have received from FTI Consulting, Inc. a letter (the “Tape-to-File Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning the results of its comparison of specified attributes in a restaurant data file to corresponding documents made available to it for its review.

(q)        At the time of execution of this Agreement, the Initial Purchasers shall have received from FTI Consulting, Inc. a letter (the “Modeling AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning the results of its review of certain investor model runs contained in the Supplementary Materials.

(r)      At the time of execution of this Agreement, the Initial Purchasers shall have received from FTI Consulting, Inc. a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package.

(s)      On the Closing Date, the Initial Purchasers shall have received from FTI Consulting, Inc., a letter (the “Closing Date AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Offering Memorandum.

(t)      Except as described or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum, (i) none of the Dine Brands Parties shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there shall not have been any change in the limited liability company interests or Capital Stock, as applicable, or long-term debt of the Dine Brands Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, limited liability company interests, stockholders’ equity, properties, management, business or prospects of the Dine Brands Parties and their respective subsidiaries, taken as a whole, the effect of which is, in any such case described in clause (i) or (ii), individually or in the aggregate, in the reasonable judgment of the Initial Purchasers, sufficiently material and adverse so as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Class A-2 Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(u)      The Dine Brands Parties, as applicable, shall have furnished or caused to be furnished to the Initial Purchasers a certificate of the Chief Financial Officer or other financial officer of the Dine Brands Parties, as applicable, or other officers reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date, as to such matters as the Initial Purchasers may reasonably request, including, without limitation, a statement that:

(i)      The representations, warranties and agreements of the Dine Brands Parties, as applicable, in Section 2 hereof and in any other Transaction Document to which the Dine Brands Parties, as applicable, is a party are true and correct (A) if qualified as to materiality, in all respects, and (B) if not so qualified, in all material respects, on and as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date), and the Co-Issuers, each Guarantor, the Manager and the Parent Companies as applicable, has complied in all material respects with all its agreements contained herein and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date;

(ii)      Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the general affairs, business, properties, capitalization, condition (financial or otherwise) or results of operation of the Dine Brands Parties, as applicable, that could reasonably be expected to result in a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package or the Offering Memorandum; and

(iii)      They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and certify that (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.

(v)      Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Co-Issuers’, each Guarantor’s, the Manager’s or the Parent Companies’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Co-Issuers’, each Guarantor’s, the Manager’s or the Parent Companies’ debt securities.

(w)      The Initial Purchasers shall have received a letter from S&P stating that the Class A-2 Notes have received a rating of not less than “BBB” (or the structured finance equivalent).

(x)      The Class A-2 Notes shall be eligible for clearance and settlement through DTC.

(y)      [Reserved].

(z)      The Co-Issuers and the Trustee shall have executed and delivered the Base Indenture, and the Initial Purchasers shall have received a copy thereof, duly executed by the Co-Issuers and the Trustee.

(aa)      The Series 2019-1 Supplement shall have been duly executed and delivered by the Co-Issuers and the Trustee, and the Class A-2 Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Trustee.

(bb)      The Guarantee and Collateral Agreement shall have been duly executed and delivered by the Guarantors and the Trustee.

(cc)      Each of the other Transaction Documents to be executed on the Closing Date shall have been duly executed and delivered by the respective parties thereto.

(dd)      Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ or the NYSE Amex Equities or in the over the counter market, or trading in any securities of the Dine Brands Parties or any of their respective affiliates on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of each of clause (i), (ii), (iii) or (iv), in the reasonable judgment of the Initial Purchasers, is sufficiently material and adverse so as to make it impracticable or inadvisable to proceed with the offering or delivery of the Class A-2 Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the reasonable judgment of the Initial Purchasers, could materially and adversely affect the financial markets or the markets for the Class A-2 Notes and other debt securities.

(ee)      After giving effect to the amendments and amendment and restatements, as applicable, of the Transaction Documents contemplated in the Offering Memorandum on the Closing Date, (i) there shall exist at and as of the Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the Transaction Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a material breach), and (ii) on the Closing Date, each of the Transaction Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum and shall not have been modified.

(ff)      Each of the Dine Brands Parties shall have furnished to the Initial Purchasers a certificate, in form and substance reasonably satisfactory to the Initial Purchasers and dated as of the Closing Date, of the Chief Financial Officer or other financial officer of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement; provided that in the case of each Securitization Entity, the liabilities of the other Securitization Entities with respect to debts, liabilities and obligations for which such Securitization Entity is jointly and severally liable shall be taken into account.

(gg)      None of (i) the issuance and sale of the Class A-2 Notes and the Guarantees pursuant to this Agreement, (ii) the transactions contemplated by the Transaction Documents or (iii) the use of the Pricing Disclosure Package or the Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of the Dine Brands Parties) overtly threatened against the Co-Issuers, the Guarantors or the Initial Purchasers that would reasonably be expected to adversely impact the issuance of the Class A-2 Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Transaction Documents or the Pricing Disclosure Package.

(hh)      The Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers and their counsel, that on or before the Closing Date, all existing liens (other than Permitted Liens) on the Collateral shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Closing Date pursuant to the Transaction Documents have been or are being filed.

(ii)      The Initial Purchasers shall have received evidence reasonably satisfactory to the Initial Purchasers and their counsel that all conditions precedent to the issuance of the Class A-2 Notes that are contained in the Indenture have been satisfied.

(jj)      The representations and warranties of the Dine Brands Parties contained in the Transaction Documents to which it is a party will be true and correct as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(kk)      The certain risk retention letter agreement from the Manager dated as of the Series 2019-1 Closing Date with respect to the EU risk retention rules (the “Risk Retention Letter”) shall have been duly executed and delivered by the parties thereto in form and substance satisfactory to the Initial Purchasers.

(ll)      On or prior to the Closing Date, the Dine Brands Parties shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.      Indemnification and Contribution. (a) (i) The Dine Brands Parties hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, their respective affiliates, directors, officers, employees, advisors and other representatives and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, expense, claim, damage, liability or action relating to purchases and sales of Class A-2 Notes, and whether or not asserted on behalf of or in right of any Dine Brands Parties), to which that Initial Purchaser, or such affiliate, director, officer, employee, advisor, representative or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, any item of the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Dine Brands Parties (or based upon any written information furnished by the Dine Brands Parties) specifically for the purpose of qualifying any or all of the Class A-2 Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, any item of the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) without limitation of clauses (i) and (ii) of this sentence, any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Class A-2 Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, and shall reimburse such Initial Purchaser and each such affiliate, director, officer, employee, advisor, other representative or controlling person promptly upon demand for any documented legal or other expenses reasonably incurred by such Initial Purchaser, or such affiliate, director, officer, employee, advisor, other representative or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, whether pending or threatened as such expenses are incurred; provided, however, that the Dine Brands Parties shall not be liable in any such case to the extent that any such loss, expense, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Co-Issuers by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).

(ii)      The Dine Brands Parties hereby agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their respective affiliates, directors, managers, officers, employees, advisors and other representatives, and each person, if any, who controls any Initial Purchaser, from and against any loss, expense, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, expense, claim, damage, liability or action relating to purchases and sales of Class A-2 Notes), to which that Initial Purchaser, or such affiliate, director, officer, employee, advisor, representative or controlling person may become subject, insofar as such loss, expense, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the Exchange Act by or on behalf of the Dine Brands Parties in connection with the marketing of the offering of the Class A-2 Notes, and shall reimburse such Initial Purchaser and each such affiliate, director, officer, employee, advisor, other representative or controlling person promptly upon demand for any documented legal or other expenses reasonably incurred by that Initial Purchaser, or such affiliate, director, officer, employee, advisor, other representative or controlling person in connection with investigating or defending or preparing to defend against any such loss, expense, claim, damage, liability or action as such expenses are incurred.

The foregoing indemnity agreements in clauses (i) and (ii) above are in addition to any liability that the Dine Brands Parties may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee, advisor, other representative or controlling person of that Initial Purchaser.

(b)      Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Dine Brands Parties, their respective affiliates, directors, officers, employees, advisors and other representatives and each person, if any, who controls any of the Dine Brands Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Dine Brands Parties, their affiliates or any such director, officer, employee, advisor, representative, or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Co-Issuers by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to any of the Dine Brands Parties or any such director, officer, employee or controlling person.

(c)      Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which may be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are inconsistent with those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event described in clauses (i) – (iv), the fees and expenses of such separate counsel shall be paid by the Dine Brands Parties in accordance with Section 8(a) above. No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment, but only to the extent such indemnified party is entitled to indemnification in accordance with the terms hereof.

(d)      If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Dine Brands Parties, on the one hand, and each Initial Purchaser, on the other, from the offering of the Class A-2 Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Dine Brands Parties, on the one hand, and each Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Dine Brands Parties, on the one hand, and each Initial Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Class A-2 Notes purchased under this Agreement (before deducting expenses) received by the Dine Brands Parties, on the one hand, and the total underwriting discounts and commissions received by each Initial Purchaser with respect to the Class A-2 Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Class A-2 Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Dine Brands Parties, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Co-Issuers shall be deemed to be also for the benefit of the Dine Brands Parties, and information supplied by the Co-Issuers shall also be deemed to have been supplied by the Dine Brands Parties. The Dine Brands Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. For the avoidance of doubt, the Dine Brands Parties and the Initial Purchasers agree that the obligations of the Initial Purchasers under this clause (d) shall be several and not joint in proportion to the principal amount of the Class A-2 Notes set forth opposite their respective names in Schedule I.

(e)      Each Initial Purchaser confirms and the Dine Brands Parties acknowledge and agree that (i) the statements with respect to the offering of the Class A-2 Notes by such Initial Purchaser set forth in paragraph 12 relating to overallotment, stabilization and similar activities in the sections entitled “Plan of Distribution” in the Preliminary Offering Memorandum and “Plan of Distribution” in the Offering Memorandum and (ii) the name of such Initial Purchaser set forth on the front cover page of the Preliminary Offering Memorandum and the Offering Memorandum constitutes the only information concerning such Initial Purchaser furnished in writing to the Dine Brands Parties by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).

9.      Defaulting Initial Purchasers.

(a)      If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Class A-2 Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchaser may in its discretion arrange for the purchase of such Class A-2 Notes by the non-defaulting Initial Purchaser or other persons satisfactory to the Co-Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchaser does not arrange for the purchase of such Class A-2 Notes, then the Co-Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchaser to purchase such Class A-2 Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchaser notifies the Co-Issuers that it has so arranged for the purchase of such Class A-2 Notes, or the Co-Issuers notifies the non-defaulting Initial Purchaser that it has so arranged for the purchase of such Class A-2 Notes, either the non-defaulting Initial Purchaser or the Co-Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Co-Issuers or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Co-Issuers agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Class A-2 Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)      If, after giving effect to any arrangements for the purchase of the Class A-2 Notes of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser or another purchaser as provided in paragraph (a) above, the aggregate principal amount of such Class A-2 Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Class A-2 Notes, then the Co-Issuers shall have the right to require the non-defaulting Initial Purchaser to purchase the principal amount of Class A-2 Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Class A-2 Notes that such Initial Purchaser agreed to purchase hereunder) of the Class A-2 Notes of such defaulting Initial Purchaser for which such arrangements have not been made; provided that no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the aggregate principal amount of Class A-2 Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)      If, after giving effect to any arrangements for the purchase of the Class A-2 Notes of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser or another purchaser as provided in paragraph (a) above, the aggregate principal amount of such Class A-2 Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Class A-2 Notes, or if the Co-Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Co-Issuers, the Parent Companies, the Manager or the Guarantors, except that the Co-Issuers, the Parent Companies, the Manager and the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 12 except with respect to the defaulting Initial Purchaser and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)      Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Dine Brands Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10.      Termination. The obligations of any Initial Purchaser hereunder may be terminated by such Initial Purchaser by notice given to and received by the Co-Issuers prior to delivery of and payment for the Class A-2 Notes if, prior to that time, in the reasonable judgment of the Initial Purchasers, any of the events described in Sections 7(t), (v) or (dd) shall have occurred and be continuing or if such Initial Purchaser shall decline to purchase the Class A-2 Notes for any reason permitted under this Agreement.

11.      Non-Assignability. None of the Dine Brands Parties may assign its rights and obligations under this Agreement. No Initial Purchasers may assign its rights and obligations under this Agreement, except that the Initial Purchasers shall have the right to substitute any one of its affiliates as the purchaser of the Class A-2 Notes that it has agreed to purchase hereunder (a “Substituting Initial Purchaser”), by a written notice to the Co-Issuers, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3 hereof. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser. In the event that such affiliate is so substituted as a purchaser hereunder and such affiliate thereafter transfers back to the Substituting Initial Purchaser all of the Class A-2 Notes then held by such affiliate, upon receipt by the Co-Issuers of notice of such transfer, wherever the word “Initial Purchaser” is used in this Agreement (other than this Section 11), such word shall no longer be deemed to refer to such affiliate, but shall refer to the Substituting Initial Purchaser, and the Substituting Initial Purchaser shall have all the rights of an original holder of the Class A-2 Notes under this Agreement.

12.      Reimbursement of Initial Purchasers’ Expenses. If (a) the Co-Issuers for any reason fail to tender the Class A-2 Notes for delivery to the Initial Purchaser, or (b) any Initial Purchaser shall decline to purchase the Class A-2 Notes for any reason permitted under this Agreement, the Dine Brands Parties shall reimburse such Initial Purchaser for all reasonable and documented out-of-pocket expenses evidenced in writing (including the reasonable fees and expenses of one primary counsel for the Initial Purchasers and any local counsel to the Initial Purchasers) incurred by such Initial Purchaser in connection with this Agreement and the proposed purchase of the Class A-2 Notes, and upon demand the Dine Brands Parties shall pay the full amount thereof to such Initial Purchaser. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more of the Initial Purchasers, the Dine Brands Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

13.      Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)      if to the Initial Purchasers

(i)      Barclays Capital, Inc., shall be delivered or sent by hand delivery, mail, overnight courier, electronic mail (of a pdf or similar file) or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, 5th Floor, New York, New York 10019, Attention: Benjamin Fernandez, Managing Director, Securitized Products Origination, with a copy to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Michael L. Urschel, and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;

(ii)      Credit Suisse Securities (USA) LLC, shall be delivered or sent by hand delivery, mail, overnight courier, electronic mail (of a pdf or similar file) or facsimile transmission to Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Stephen Viscovich, Managing Director, Securitized Products Finance; and

(b)      if to any of the Dine Brands Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, Attention: Bryan R. Adel, General Counsel (Telephone: (818) 637-5362), with a copy to Sidley Austin LLP, 1 South Dearborn, Chicago, Illinois 60603, Attention: Willis R. Buck Jr. and Imad I. Qasim (Fax: (312) 853-7036).

14.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Co-Issuers, the Manager and the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, provided that the representations, warranties, indemnities and agreements of the Co-Issuers, the Manager and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers, employees, advisors and other representatives of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act, and provided further that the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Co-Issuers, the Manager and the Guarantors and each person or persons, if any, controlling any of the Co-Issuers, the Manager and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.      Survival. The respective indemnities (including, without limitation, those in Section 8), rights of contribution, representations and warranties of the Dine Brands Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Class A-2 Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The provisions of Sections 5(h), 5(j), 5(o), 5(q), 5(u), 6, 11, 12, 17, 18, 19 and 20 hereof shall also survive the termination or cancellation of this Agreement.

16.      Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17.      Governing Law. This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the internal laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

18.      Submission to Jurisdiction; Venue. Each of the parties hereto hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)      consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 13 hereof or at such other address of which such party shall have been notified pursuant thereto; and

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

19.      Waiver of Jury Trial. EACH OF THE DINE BRANDS PARTIES AND EACH INITIAL PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.      No Fiduciary Duty. The Dine Brands Parties acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Initial Purchaser: (a) no fiduciary relationship by and among the Dine Brands Parties and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisor, expert or otherwise, to the Dine Brands Parties, including, without limitation, with respect to the determination of the purchase price of the Class A-2 Notes, and such relationship between the Dine Brands Parties, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Dine Brands Parties shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Dine Brands Parties; and (e) the Dine Brands Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The Dine Brands Parties hereby waive any claims that the Dine Brands Parties may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Class A-2 Notes.

21.      Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that an Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)      In the event that an Initial Purchaser is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.      Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other means of electronic communication) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23.      Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24.      Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

25.      Prior Agreements. The parties hereto agree that this Agreement supersedes all prior agreements, arrangements and understandings between the parties, including as documented in any engagement letter (except as specifically set forth therein), in connection with the securitization transaction described in the Offering Memorandum.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

APPLEBEE’S FUNDING LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP FUNDING LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

DINE BRANDS GLOBAL, INC.,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

APPLEBEE’S SPV GUARANTOR LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP SPV GUARANTOR LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

Signature Page to Series 2019-1 Class A-2 Note Purchase Agreement

APPLEBEE’S RESTAURANTS LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP RESTAURANTS LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

APPLEBEE’S FRANCHISOR LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP FRANCHISOR LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP PROPERTY LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

IHOP LEASING LLC,

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

Signature Page to Series 2019-1 Class A-2 Note Purchase Agreement

INTERNATIONAL HOUSE OF PANCAKES, LLC

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

APPLEBEE’S INTERNATIONAL, INC.

By:	/s/ Thomas H. Song
Name: Thomas H. Song
Title: Chief Financial Officer

Signature Page to Series 2019-1 Class A-2 Note Purchase Agreement

Accepted:

BARCLAYS CAPITAL INC., as an Initial Purchaser

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

Signature Page to Series 2019-1 Class A-2 Note Purchase Agreement

Accepted:

CREDIT SUISSE SECURITIES (USA) LLC, as an Initial Purchaser

By:	/s/ Stephen J. Viscovich
Name: Stephen J. Viscovich
Title: Managing Director

Signature Page to Series 2019-1 Class A-2 Note Purchase Agreement

SCHEDULE II

PRICING TERM SHEET

APPLEBEE’S FUNDING LLC

IHOP FUNDING LLC

DINE BRANDS GLOBAL, INC.

Pricing Supplement dated May 28, 2019 to the

Preliminary Offering Memorandum dated May 13, 2019

$700,000,000 SERIES 2019-1 4.194% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-I

$600,000,000 SERIES 2019-1 4.723% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-II

Class:	A-2-I
Amount:	$700,000,000
Price to Investors:	100%
Note Rate:	4.194%
Yield:	4.215%
Post-ARD Spread:	2.15%
Rating (S&P):	BBB
Trade Date:	May 28, 2019
Settlement Date:	June 5, 2019 (T+6)
Initial Purchasers:	Barclays Capital Inc.; Credit Suisse Securities (USA) LLC
Weighted Average Life:	4.9 years
Month of Anticipated Repayment Date:	June 2024
Month of Legal Final Maturity Date:	June 2049
First Quarterly Payment Date:	September 5, 2019
First Principal Amortization Date:	September 5, 2019
Rule 144A CUSIP/ISIN Numbers:	03789X AD0 / US03789XAD03
Reg. S CUSIP/ISIN Numbers:	U00553 AD6 / USU00553AD66

Class:	A-2-II
Amount:	$600,000,000
Price to Investors:	100%
Note Rate:	4.723%
Yield:	4.750%
Post-ARD Spread:	2.64%
Rating (S&P):	BBB
Trade Date:	May 28, 2019
Settlement Date:	June 5, 2019 (T+6)
Initial Purchasers:	Barclays Capital Inc.; Credit Suisse Securities (USA) LLC
Weighted Average Life:	6.8 years
Month of Anticipated Repayment Date:	June 2026
Month of Legal Final Maturity Date:	June 2049
First Quarterly Payment Date:	September 5, 2019
First Principal Amortization Date:	September 5, 2019

Rule 144A CUSIP/ISIN Numbers:	03789X AE8 / US03789XAE85
Reg. S CUSIP/ISIN Numbers:	U00553 AE4 / USU00553AE40